Exhibit 10.1

FORM OF

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BLACK KNIGHT FINANCIAL SERVICES, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

Dated [•], 2015

by and among

BLACK KNIGHT FINANCIAL SERVICES, INC.,

A DELAWARE CORPORATION

AND THE

OTHER PARTIES HERETO

THE MEMBERSHIP INTERESTS AND UNITS ISSUED PURSUANT TO THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (COLLECTIVELY, THE “LLC INTERESTS”) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THE LLC INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

THE LLC INTERESTS ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THIS AGREEMENT, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH INTERESTS UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF THIS AGREEMENT SHALL BE PROMPTLY FURNISHED BY THE COMPANY TO A HOLDER OF ANY LLC INTERESTS UPON WRITTEN REQUEST AND WITHOUT CHARGE.

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Table of Contents

(continued)

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Table of Contents

(continued)

Schedules

Schedule I – Conversion of certain Units into Shares of Class A Common Stock

Schedule II – Conversion of certain Units into Class A Units

Schedule III – Ownership of the Company

Exhibits

Exhibit A – Form of Joinder Agreement

Exhibit B – Form of Exchange Notice

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SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BLACK KNIGHT FINANCIAL SERVICES, LLC

A DELAWARE LIMITED LIABILITY COMPANY

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) is entered into as of [•], 2015, by and among (i) BLACK KNIGHT FINANCIAL SERVICES, LLC, a Delaware limited liability company (the “Company”), (ii) BLACK KNIGHT FINANCIAL SERVICES, INC., a Delaware corporation, (“Public Co”), (iii) THL EQUITY FUND VI INVESTORS (BKFS-LM), LLC, a Delaware limited liability company, and THL EQUITY FUND VI INVESTORS (BKFS-NB), LLC, a Delaware limited liability company (together, “THL”), (iv) BLACK KNIGHT HOLDINGS, INC., a Delaware corporation (f/k/a Black Knight Financial Services, Inc.) (“Parent”), (v) Chicago Title Insurance Company, a Nebraska corporation (“Chicago Title”), (vi) Fidelity National Title Insurance Company, a California corporation (“Fidelity Title”), and (vii) the other Persons that may from time to time become parties hereto in accordance with the terms hereof. THL, Parent, Public Co, Chicago Title, Fidelity Title and each other Person that is or may become listed on Schedule III hereto in accordance with the Agreement are sometimes referred to herein collectively as the “Members” and individually as a “Member.” Certain capitalized terms used herein are defined in Section 13.1.

WHEREAS, the Company was formed as a Delaware limited liability company under the name “Black Knight Financial Services I, LLC” effective as of October 16, 2013 by the filing of a Certificate of Formation with the Delaware Secretary of State, and the name of the Company changed to “Black Knight Financial Services, LLC” effective as of January 3, 2014 by the filing of a Certificate of Name Change with the Delaware Secretary of State;

WHEREAS, the Company initially adopted a limited liability company agreement dated as of October 16, 2013 (the “Original Agreement”);

WHEREAS, the Company amended and restated the Original Agreement and adopted an amended and restated limited liability company agreement dated as of January 3, 2014 (the “Amended and Restated Agreement”);

WHEREAS, the Company and the other parties to the Amended and Restated Agreement agreed to amend the Amended and Restated Agreement pursuant to an amendment agreement, dated as of April 11, 2014 (the “First Amendment Agreement”);

WHEREAS, the Company and the other parties to the Amended and Restated Agreement agreed to amend the Amended and Restated Agreement pursuant to a further amendment agreement, dated as of June 2, 2014 (the “Second Amendment Agreement”);

WHEREAS, prior to the date hereof, the Board of Managers approved an initial Public Offering (the “IPO Approval”), which public offering is in the form of a public offering of shares of Class A Common Stock;

WHEREAS, prior to the effectiveness of this Agreement, the Company granted to certain Persons (the “Management and Director Members”) certain class B units in the Company (the “Management Units”) subject to the terms and conditions set forth in the Amended and Restated Agreement (as amended), the Company Profits Interest Incentive Plan and certain award agreements between the Company and each such Management and Director Member;

WHEREAS, prior to the effectiveness of this Agreement and following the IPO Approval, PublicCo and the Board of Managers provided pursuant to Section 9.3(a) of the Amended and Restated LLC Agreement (as amended) that, contingent upon the closing of the initial public offering of Class A Common Shares, and effective as of the effectiveness of this Agreement, the Management Units issued and outstanding immediately prior to the effectiveness of this Agreement, be automatically converted into certain class A units of the Company (the “Class A Units”) which, in turn, were contributed to Public Co, in exchange for which, Public Co issued to each Management and Director Member certain shares of Class A Common Stock;

WHEREAS, as of the effectiveness of this Agreement and in accordance with the terms and conditions set forth in the Merger Agreement, the THL Holding Companies shall merge with and into Public Co (the “Merger”);

WHEREAS, prior to the effectiveness of this Agreement, the Company granted to the THL Holding Companies certain Units in the Company subject to the terms and conditions set forth in the Amended and Restated Agreement (as amended) and, as of the effectiveness of this Agreement and the Merger, the Units held by the THL Holding Companies immediately prior to the effectiveness of this Agreement shall be held by Public Co and the stockholders of the THL Holding Companies shall be issued the number of shares of Class A Common Stock as set forth on Schedule I hereto in exchange for such Units;

WHEREAS, prior to the effectiveness of this Agreement, the Company granted to each of Parent, Chicago Title, Fidelity Title and THL certain Units in the Company subject to the terms and conditions set forth in the Amended and Restated Agreement (as amended) and, as of the effectiveness of this Agreement, such Units issued and outstanding immediately prior to the effectiveness of this Agreement shall be converted into the number of Class A Units as set forth on Schedule II, Part A hereto and shall continue to be held subject to the terms of this Agreement;

WHEREAS, prior to the effectiveness of this Agreement, THL Equity Fund VI Investors (BKFS) III, L.P. (“THL III”) held 1,000,000 Units and, immediately prior to the effectiveness of this Agreement, pursuant to an exchange agreement between THL III and Public Co (the “Exchange Agreement”), THL III transferred its Units to Public Co (the “THL III Transfer”) and, effective as of the effectiveness of this Agreement, such Units shall be recapitalized and automatically converted into the number of Class A Units as set forth on Schedule II, Part B hereto, which shall continue to be held by Public Co pursuant to this Agreement;

WHEREAS, the number and ownership of issued and outstanding Class A Units shall initially be set forth on Schedule III hereto, which schedule shall be amended from time to time to reflect any changes to the ownership of issued and outstanding Class A Units;

WHEREAS, effective as of the effectiveness of this Agreement and pursuant to the Exchange Agreement, in exchange for the THL III Transfer, Public Co shall issue to THL III [•] shares of Class A Common Stock; and

WHEREAS, the parties hereto desire to amend and restate the Amended and Restated Agreement, as amended pursuant to the First Amendment Agreement and the Second Amendment Agreement, in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

1.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Member that as of the date of this Agreement:

(a) it is a limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action;

(b) this Agreement has been duly and validly executed and delivered by it and (assuming the due execution hereof by the Members) constitutes a legal and binding obligation of the Company, enforceable against it in accordance with its terms; and

(c) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any term or condition of the Company’s organizational documents or any agreement or instrument to which the Company is a party or by which it is bound.

1.2 Representations and Warranties of the Members. Each Member (as to himself, herself or itself only) represents and warrants to the Company and each other Member that, as of the time such Member becomes a party to this Agreement:

(a) he or she is a natural person, or it is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, or it is a trust, limited partnership or a limited liability company duly formed, validly existing, and in good standing under the laws of its state of formation, as the case may be, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be;

(b) this Agreement (or the separate joinder agreement, in the form attached hereto as Exhibit A, executed by such Member) has been duly and validly executed and delivered by such Member, and this Agreement (or such joinder, assuming the due execution hereof or thereof by the Company) constitutes a legal and binding obligation of such Member, enforceable against such Member in accordance with its terms; and

(c) the execution, delivery and performance by such Member of this Agreement (or any joinder to this Agreement, if applicable, in the form attached hereto as Exhibit A) and the consummation by such Member of the transactions contemplated hereby (and thereby, if applicable) will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Member is subject, (ii) violate any order, judgment or decree applicable to such Member or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Member is a party or by which such Member is bound.

ARTICLE II

ORGANIZATION

2.1 Formation of Company. The Certificate of Formation has heretofore been duly filed with the Secretary of State of the State of Delaware. Upon the execution of this Agreement, Public Co shall be the sole Managing Member and shall be designated as an authorized person within the meaning of the Act. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2 Name. The name of the Company is Black Knight Financial Services, LLC. The Company Business shall be conducted under such name or under such other names as the Managing Member may deem appropriate in compliance with applicable law.

2.3 Office; Agent for Service of Process. The address of the Company’s registered office in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The Managing Member may change the registered office and the registered agent of the Company from time to time. The Company shall maintain a principal place of business and office(s) at such place or places as the Managing Member may from time to time designate.

2.4 Term. The term of the Company shall continue until the dissolution of the Company in accordance with the provisions of Article XI or as otherwise provided by law.

2.5 Purpose and Scope.

(a) The purpose and business of the Company (the “Company Business”) is (subject to the terms of this Agreement, the direction of the Managing Member and the Public Co Charter) to engage in any lawful act or activity for which limited liability companies may be organized under the Act and to engage in any and all activities necessary or incidental thereto. Notwithstanding anything to the contrary in this Agreement, all matters material to the affairs and business of the Company shall be determined by the Managing Member.

(b) The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the Company Business and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Managing Member pursuant to this Agreement, including pursuant to Section 2.6.

2.6 Authorized Acts. In furtherance of the Company Business, but subject to all other provisions of this Agreement, the Managing Member, on behalf of the Company, is hereby authorized and empowered:

(a) To do any and all things and perform any and all acts necessary or incidental to the Company Business and otherwise in accordance with law;

(b) To enter into, and take any action under, any contract, agreement or other instrument as the Managing Member shall determine to be necessary or desirable to further the objects and purposes of the Company, including contracts or agreements with any Member or prospective Member;

(c) To open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

(d) To hire, for usual and customary payments and expenses, employees, consultants, brokers, attorneys, accountants and such other agents for the Company as it may deem necessary or advisable, and authorize any such agent to act for and on behalf of the Company;

(e) To incur expenses and other obligations on behalf of the Company in accordance with this Agreement, and, to the extent that funds of the Company are available for such purpose, pay all such expenses and obligations;

(f) To borrow money or guarantee any obligation, which borrowing or guarantee shall be on such terms as the Managing Member shall determine;

(g) To make loans to and investments in Subsidiaries or other Persons;

(h) To merge or consolidate with or convert into another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or any other “business entity” (as defined in Section 18-209(a) of the Act), regardless of whether the Company is the survivor of such merger or consolidation;

(i) To bring and defend actions and proceedings at law or in equity and before any governmental, administrative or other regulatory agency, body or commission;

(j) To establish reserves in accordance with this Agreement or the Act for contingencies and for any other purpose of the Company;

(k) To prepare and file all necessary returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Company, and withhold amounts with respect thereto from funds otherwise distributable to any Member;

(l) To determine the accounting methods and conventions to be used in the preparation of any accounting or financial records of the Company; and

(m) To act for and on behalf of the Company in all matters incidental to the foregoing.

2.7 Fiscal Year. Unless otherwise determined by the Managing Member, the fiscal year (the “Fiscal Year”) of the Company shall end on December 31st unless, for Federal income tax purposes, another Fiscal Year is required. The Company shall have the same Fiscal Year for United States Federal income tax purposes and for accounting purposes.

2.8 Qualification to do Business. Except as the Managing Member shall otherwise determine, the Company shall be qualified or registered under applicable laws of any jurisdiction in which the Company transacts business and may authorize any Person to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation, the appointment of agents for service of process in such jurisdictions.

ARTICLE III

MEMBERS; CONTRIBUTIONS

3.1 Capital Contributions. The total Capital Contributions of the Members as of the effectiveness of this Agreement shall be as set forth on Schedule III hereto.

3.2 Interest Payments. No interest shall be paid to any Member on any Capital Contributions. The value of all Capital Contributions shall be denominated in U.S. dollars.

3.3 Ownership and Issuance of Units.

(a)

(i) Prior to the effectiveness of this Agreement, the Company granted to the THL Holding Companies certain Units in the Company subject to the terms and conditions set forth in the Amended and Restated Agreement (as amended) and, as of the effectiveness of this Agreement and the Merger, the Units held by the THL Holding Companies immediately prior to the effectiveness of this Agreement shall be held by Public Co, and the stockholders of the THL Holding Companies shall be issued the number of shares of Class A Common Stock as set forth on Schedule I hereto in exchange for such Units;

(ii) Prior to the effectiveness of this Agreement, the Company issued to each of Parent, Chicago Title Insurance Company, Fidelity National Title Insurance Company and THL certain Units in the Company subject to the terms and conditions set forth in the Amended and Restated Agreement (as amended) and, as of the effectiveness of this Agreement, such Units issued and outstanding immediately prior to the effectiveness of this Agreement shall be converted into the number of Class A Units as set forth on Schedule II, Part A hereto and shall continue to be held subject to the terms of this Agreement; and

(iii) Prior to the effectiveness of this Agreement, the Company issued 1,000,000 Units to THL III and, immediately prior to the effectiveness of this Agreement, pursuant to the Exchange Agreement, effected the THL III Transfer, and, effective as of the effectiveness of this Agreement, such Units shall be recapitalized and automatically converted into the number of Class A Units as set forth on Schedule II, Part B hereto, which shall continue to be held by Public Co pursuant to this Agreement.

(b) The number and ownership of issued and outstanding Class A Units shall initially be set forth on Schedule III hereto, which schedule shall be amended from time to time to reflect any changes to the ownership of issued and outstanding Class A Units.

(c) The Managing Member may cause the Company to issue an unlimited number of Class A Units and the Managing Member shall be authorized to cause the Company to issue additional Units with such rights, preferences, privileges and restrictions as the Managing Member shall designate from time to time (“Preferred Units”), including, if, as and when required by and in accordance with the terms of Article XII. All issuances of any Class A Units and Preferred Units after the date of this Agreement shall be made in accordance with the provisions of Article XII. The Units shall not be certificated, unless otherwise determined by the Managing Member.

3.4 Voting Rights. Except as otherwise provided in the Act or as otherwise provided herein, Members holding Class A Units shall be entitled to one vote or consent right in respect of each Class A Unit with respect to any matters of the Company on which the holders of Class A Units are entitled to vote. Any action required or permitted to be taken by a vote of the Class A Members may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by at least the Class A Members whose consent or authorization would have been required in order to take action with respect to such consent or authorization at a meeting.

3.5 Withdrawals. Except as explicitly provided elsewhere herein, no Member shall have any right to (a) withdraw as a Member from the Company, (b) withdraw from the Company all or any part of such Member’s Capital Contributions, (c) receive property other than cash in return for such Member’s Capital Contributions or (d) receive any distribution from the Company, without the consent of the other Members except in accordance with Article V and Article XI.

3.6 Liability of the Members Generally. Except as otherwise provided in the Act, no Member (and none of such Member’s directors, officers, employees, partners, Affiliates, agents or representatives) shall be obligated personally for any debt, obligation or liability of the Company or any other Member, whether arising in contract, tort or otherwise, solely by reason of being a Member. Each of the Members acknowledges that its Capital Contributions are subject to the claims of any and all creditors of the Company to the extent provided by the Act and other applicable law. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members (or any of such Members’ directors, officers, employees, partners, Affiliates, agents or representatives) responsible for the liabilities of the Company.

3.7 Capital Accounts. There shall be established and maintained for each Member a separate capital account (“Capital Account”). There shall be added to the Capital Account of each Member (a) such Member’s Capital Contributions, (b) such Member’s distributive share of Net Income and any item in the nature of income or gain that is specially allocated to the Member pursuant to Section 6.3, and (c) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member. There shall be subtracted from the Capital Account of each Member (a) the amount of any money, and the Gross Asset Value of any other property, distributed to such Member, (b) such Member’s distributive share of Net Loss and any item in the nature of loss or expense that is specially allocated to such Partner pursuant to Section 6.3, and (c) to the extent not duplicative of any liabilities calculated pursuant to the definition of “Capital Contribution”, the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company. The foregoing provision and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In determining the amount of any liability for purposes of this Section 3.7, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Regulations. In the event of a Transfer in accordance with Article VIII, the transferee shall succeed to the Capital Account of the Transferor to the extent that it relates to the transferred interest.

ARTICLE IV

MANAGEMENT

4.1 Management and Control of the Company.

(a) Except as otherwise provided herein, the management, control and operation of the business and affairs of the Company shall be vested exclusively with the Managing Member. The Managing Member shall have the authority to exercise all powers necessary and convenient for the purposes of the Company, including those set forth in Section 2.6, on behalf, and in the name, of the Company, subject to compliance with the restrictions and other provisions of this Agreement. Subject to the rights and powers of the Managing Member and the limitations thereon contained in this Agreement, the Managing Member may delegate to any person any or all of its powers, rights and obligations under this Agreement and may appoint, contract or otherwise deal with any person to perform any acts or services for the Company as the Managing Member may reasonably determine. Notwithstanding any delegation made by the Managing Member, the Managing Member shall oversee any Person so appointed or contracted to perform any acts or services for the Company on the Managing Member’s behalf and the Managing Member shall be liable for any breaches of this Agreement caused by the foregoing. Unless the authority of an agent designated as an officer is limited in the document appointing such officer or is otherwise specified by the Managing Member, any officer so appointed shall, subject to this Article IV, have the same authority to act for the Company as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority. The officers of the Company shall have the same fiduciary duties to the Company as an officer of a Delaware corporation has under Delaware law. The Managing Member may, in its sole discretion, by vote or resolution thereof ratify any act previously taken by an officer or agent acting on behalf of the Company. The Managing Member is specifically authorized to execute, sign, seal and deliver in the name of and on behalf of the Company any and all agreements, certificates, instruments or other documents requisite to carrying out the intentions and purposes of this Agreement and of the Company.

(b) Unless expressly provided to the contrary in this Agreement, any action, consent, approval, election, decision or determination to be made by the Managing Member under or in connection with this Agreement (including any act by the Managing Member within its “discretion” under this Agreement and the execution and delivery of any documents or agreements on behalf of the Company) shall be in the sole and absolute discretion of the Managing Member.

(c) Each Member hereby consents to the exercise by the Managing Member of the powers conferred upon the Managing Member by the Act and this Agreement with respect to the management and control of the Company. The Members shall not have any authority or right, in their capacities as Members of the Company, to act for or bind the Company. Any Person dealing with the Company or any Member may rely upon a certificate signed by the Managing Member or a duly authorized officer appointed by the Managing Member, as applicable, as to (a) the identity of any Members; (b) any factual matters relevant to the affairs of the Company; (c) the Persons who are authorized to execute and deliver any document on behalf of the Company; or (d) any action taken or omitted by the Company, the Managing Member or any Member.

(d) The Managing Member as of the effectiveness of this Agreement shall serve in such capacity until the earliest of its dissolution, termination, resignation or bankruptcy. Upon the dissolution, termination, resignation or bankruptcy of the Managing Member, the holders of a Majority in Interest of the Class A Members may select a new Managing Member.

4.2 Indemnification.

(a) Indemnification of Members and Officers. The Company shall, to the fullest extent permitted by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such Person (or any of its Affiliates, directors, officers, employees, agents and representatives) is or was a Member, the Managing Member, an officer of the Company, or an employee of the Company or any of its Subsidiaries who is also an employee of Fidelity or any of its Subsidiaries (other than the Company and its Subsidiaries) or is or was serving at the request of the Company as a director, officer, manager or trustee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) Indemnification of Employees and Agents. The Managing Member, in its discretion, may authorize the Company to indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person is or was an officer, employee or agent of the Company, or is or was serving at the request of the Company as an officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise from and against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Advance Payments. Except as limited by law, expenses incurred by the indemnified Person in defending any proceeding, including a proceeding by or in the right of the Company, shall be paid by the Company to the indemnified Person in advance of final disposition of the proceeding upon receipt of a written undertaking to repay such amount if the indemnified Person is determined pursuant to this Section 4.2(c) or adjudicated to be ineligible for indemnification, which undertaking need not be secured and shall be accepted.

(d) Non-Exclusivity; Primacy of Indemnification by the Company. The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Section 4.2(d) shall not be deemed exclusive of any other rights to which those persons provided indemnification or advancement of expenses may be entitled under any bylaw, agreement (including any employment agreement between an employee on the one hand and the Company or any of its Subsidiaries on the other hand), vote of Members or the Managing Member or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, it is acknowledged that certain persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Members of the Company or one or more of the affiliates of such Members of the Company other than the Company and its Subsidiaries (any of such entities, together with their affiliates (other than the Company and its Subsidiaries), the “Member Sponsors”) as an employee of any of such entities (or their respective payroll companies) or pursuant to separate written agreements, which the Company and the Member Sponsors intend to be secondary to the primary obligation of the Company to provide indemnification as provided herein. If any Member Sponsor pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement or arrangement (whether pursuant to contract, by-laws or charter) to a person indemnifiable hereunder, then (i) the applicable Member Sponsor entity shall be fully subrogated to all of such person’s rights with respect to such payment and (ii) the Company shall indemnify, reimburse and hold harmless the applicable Member Sponsor entity for the payments actually made. The Member Sponsors shall be third-party beneficiaries of this Section 4.2(d), having the rights to enforce this Section 4.2(d).

(e) Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was a Member, Managing Member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, manager, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the Act (as presently in effect or hereafter amended) or this Agreement. The Company’s indemnification under this Section 4.2(e) of any Person who is or was a Member, Managing Member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, manager, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such Person receives as indemnification under any policy of insurance purchased and maintained on such Person’s behalf.

(f) Amendment. This Section 4.2 may be amended pursuant to Article X to decrease the Company’s obligations to any indemnitee pursuant to this Section 4.2 only with respect to actions or omissions occurring after the date of such amendment.

4.3 Officers.

(a) Enumeration. The officers of the Company may consist of an Executive Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Corporate Secretary, and such other officers, including one or more Vice Presidents, Treasurers, Assistant Treasurers and Assistant Secretaries, as the Managing Member may determine.

(b) Appointment. The officers of the Company shall be appointed from time to time by the Managing Member. Other officers may be appointed from time to time by the Managing Member.

(c) Qualification. No officer need be a Member or manager. Any two (2) or more offices may be held by the same Person.

(d) Tenure. Except as otherwise provided by the Act or by this Agreement, each of the officers of the Company shall hold his or her office until his or her successor is elected or until his or her earlier resignation or removal. Any officer may resign by delivering his or her written resignation to the Company, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(e) Removal. The Managing Member may remove any officer with or without cause.

(f) Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Managing Member.

(g) Other Powers and Duties. Subject to this Agreement, each officer of the Company shall have in addition to the duties and powers specifically set forth in this Agreement, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Managing Member or the President.

ARTICLE V

DISTRIBUTIONS

5.1 Distributions Generally. The Members shall be entitled to receive (a) Regular Distributions when and as determined by the Managing Member, out of funds of the Company legally available therefor, net of any Reserves, payable on such payment dates to Members on such record date as shall be determined by the Managing Member, and (b) Tax Distributions as set forth in Section 5.3. All determinations made pursuant to this Article V shall be made by the Managing Member in its sole discretion. To the extent that the Managing Member determines that any distributions shall be made to the Members, such distributions shall be made in accordance with the provisions of this Article V. All payments under the Advancement Agreement shall be treated as a fee in consideration for the obligations and limitations under this Agreement and shall not be treated as Distributions.

5.2 Regular Distributions. Regular Distributions shall be made 100% to the Class A Members, pro rata, in accordance with their respective number of outstanding Class A Units.

5.3 Tax Distributions.

(a) Notwithstanding the foregoing distribution provisions of this Article V, but subject to Section 5.3(b), each Member shall be entitled to a Tax Distribution equal to the Tax Rate multiplied by the taxable income allocated to the Member for a Fiscal Year or a portion thereof pursuant to this Agreement, taking into account capital losses only if, on a standalone basis, they can be deducted for U.S. federal income tax purposes against capital gains allocated to the Member under this Agreement; provided that the Company shall not make Tax Distributions to Public Co for the first $17,250,000 of Tax Distributions that would otherwise have been distributed to Public Co pursuant to this Section 5.3(a) that are not needed by Public Co to pay its taxes that are due (taking into account loss carryforwards available to Public Co). Tax Distributions shall be made subject to restrictions under the financing arrangements of the Company and its Subsidiaries and shall be made as a priority distribution under this Article V and not as an advance against distributions under Section 5.2. Tax Distributions will be timed in such a manner as to provide the direct or indirect holders of Units with such distributions prior to the due date for their respective estimated tax and actual tax payment obligations.

(b) Notwithstanding Section 5.3(a) above, in no event shall Parent receive a Tax Distribution in an amount that exceeds the greater of (i) the amount that would be required by Parent to pay the U.S. federal, state and local tax liability arising by reason of its ownership of its equity interests in the Company, determined as if the items of income, deduction, gain, loss and credit arising in connection therewith were the only such items required to be included in the computation of Parent’s tax liability for the relevant taxable period, and (ii) the amount of the Tax Distribution that Parent would be entitled to receive were the cumulative Tax Distributions to the Members (through and including such Tax Distribution) made pro rata in accordance with their respective number of outstanding Units. For purposes of clause (ii) of the prior sentence, Public Co shall be treated as having received as Tax Distributions any amounts retained by the Company and not distributed to Public Co pursuant to the proviso in Section 5.3(a).

5.4 Distributions of Securities. Other than with respect to Tax Distributions pursuant to Section 5.3, which shall be paid in cash, the Managing Member is authorized, in its sole discretion, to make distributions to the Members in the form of Securities or other property received or otherwise held by the Company; provided, however, that, in the event of any such non-cash distribution, such Securities or other property shall be valued at the Fair Market Value thereof and shall be distributed to the Members in the same proportion that cash received upon the sale of such Securities or other property at such Fair Market Value would have been distributed pursuant to Sections 5.2 or 5.3.

5.5 Restricted Distributions. Notwithstanding anything to the contrary contained herein, the Company, and the Managing Member on behalf of the Company, shall not make a distribution to any Member if such distribution would violate the Act or other applicable law.

5.6 Withholding Tax Payments and Obligations. In the event that withholding taxes are paid or required to be paid in respect of amounts distributed, or distributive share allocated, by the Company, such payments or obligations shall be treated as follows:

(a) Payments to the Company. If the Company receives proceeds in respect of which a tax has been withheld in respect of one or more particular Members, the Company shall be treated as having received cash in an amount equal to the amount of such withheld tax, and, for all purposes of this Agreement, subject to Section 5.6(d), each such Member shall be treated as having received a distribution equal to the portion of the withholding tax in respect of which Member such withholding was made. In the event that the Company receives a refund of taxes previously withheld by a third party from one or more payments to the Company, the economic benefit of such refund shall be apportioned among the Members in a manner reasonably determined by the Managing Member to offset the prior operation of this Section 5.6(a) in respect of such withheld taxes.

(b) Payments by the Company. The Company is authorized to withhold from any payment made to, or any distributive share of, a Member, any taxes required by law to be withheld, and in such event, such taxes shall be treated as if an amount equal to such withheld taxes had been paid to the Member rather than paid over to the taxing authority.

(c) Over-withholding. Neither the Company nor the Managing Member shall be liable for any excess taxes withheld in respect of any Member’s interest in the Company, and, in the event of over withholding, a Member’s sole recourse shall be to apply for a refund from the appropriate taxing authority. Any refunds of withheld taxes received by the Company shall be allocated and distributed in the manner, as reasonably determined by the Managing Member, that will as closely as practicable put the Members in the position that they would have been in had the Company not withheld such refunded tax.

(d) Certain Withheld Taxes Treated as Demand Loans. Any taxes withheld pursuant to Section 5.6(a) or Section 5.6(b) shall be treated as if distributed to the relevant Member to the extent an amount equal to such withheld taxes would then be distributable to such Member and, to the extent in excess of such distributable amounts, as a demand loan payable by the Member to the Company with interest at the lesser of (a) the Prime Rate per annum, and (b) the highest rate per annum permitted by law. The Managing Member may, in its discretion, either demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.

(e) Indemnity. In the event that the Company, or the Managing Member or any Affiliate thereof, becomes liable as a result of a failure to withhold and remit taxes in respect of any Member, then such Member (or, if applicable, former Member) shall indemnify and hold harmless the Company, or the Managing Member, as the case may be, in respect of all taxes, including interest and penalties, and any reasonable expenses incurred in any examination, determination, resolution and payment of such liability. The provisions contained in this Section 5.6(e) shall survive the termination of the Company and the withdrawal of any Member.

ARTICLE VI

ALLOCATIONS

6.1 General Application. The rules set forth below in this Article VI shall apply for the purpose of determining each Member’s allocable share of the items of income, gain, loss and expense of the Company comprising Net Income or Net Loss of the Company for each Fiscal Year, determining special allocations of other items of income, gain, loss and expense, and adjusting the balance of each Member’s Capital Account to reflect the aforementioned general and special allocations. For each Fiscal Year, the special allocations in Section 6.3 shall be made immediately prior to the general allocations of Section 6.2.

6.2 Certain Matters.

(a) Hypothetical Liquidation. Except as explicitly provided elsewhere herein, the items of income, gain, loss or deduction of the Company comprising Net Income or Net Loss for a Fiscal Year shall be allocated among the Persons who were Members during such Fiscal Year in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Member pursuant to Article XI if, on the last day of the Fiscal Year, the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Values, all Company liabilities were satisfied (limited in the case of each Nonrecourse Liability or Member Nonrecourse Debt to the Gross Asset Value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Section 11.3(c)(ii) to the Members immediately after making such allocations, minus (ii) such Member’s share of Company Minimum Gain, Member Nonrecourse Debt Minimum Gain and the amount such Member would be obligated to contribute to the capital of the Company, all computed immediately prior to the hypothetical sale of the assets described in clause (i) above.

(b) Loss Limitation. Notwithstanding anything to the contrary in Section 6.2(a) but subject to the last sentence of this Section 6.2(b), the amount of items of Company expense and loss allocated pursuant to Section 6.2(a) to any Member shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year, unless each Member would have an Adjusted Capital Account Deficit. All such items in excess of the limitation set forth in this Section 6.2(b) shall be allocated first, to Members who would not have an Adjusted Capital Account Deficit pro rata in proportion to their Capital Account balances, adjusted as provided in clauses (a) and (b) of the definition of “Adjusted Capital Account Deficit,” until no Member would be entitled to any further allocation, and thereafter to the Members in a manner determined in good faith by the Managing Member taking into account the relative economic interests of the Members of the Company.

6.3 Special Allocations. The following special allocations shall be made in the following order and immediately prior to the general allocations of Section 6.2(a):

(a) Minimum Gain Chargeback. In the event that there is a net decrease during a Fiscal Year in either Company Minimum Gain or Member Nonrecourse Debt Minimum Gain, then notwithstanding any other provision of this Article VI, each Member shall receive such special allocations of items of Company income and gain as are required in order to conform to Regulations Section 1.704-2.

(b) Qualified Income Offset. Notwithstanding any other provision of this Article VI, items of income and gain shall be specially allocated to the Members in a manner that complies with the “qualified income offset” requirement of Regulations Section 1.704-1(b)(2)(ii)(d)(3), provided that any allocation under this Section 6.3(b) shall be made only if and to the extent that a Member would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article VI have been tentatively made as if this Section 6.3(b) were not in this Agreement.

(c) Deficit Capital Accounts Generally. In the event that a Member has a deficit Capital Account balance at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is then obligated to restore pursuant to this Agreement, and (ii) the amount such Member is then deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively, such Member shall be specially allocated items of Company income and gain in an amount of such excess as quickly as possible, provided that any allocation under this Section 6.3(c) shall be made only if and to the extent that a Member would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article VI have been tentatively made as if Section 6.3(b) and this Section 6.3(c) were not in this Agreement.

(d) Deductions Attributable to Member Nonrecourse Debt. Any item of Company loss or expense that is attributable to Member Nonrecourse Debt shall be specially allocated to the Members in the manner in which they share the economic risk of loss (as defined in Regulations Section 1.752-2) for such Member Nonrecourse Debt.

(e) Allocation of Nonrecourse Deductions. Each Nonrecourse Deduction of the Company shall be specially allocated to the Members in a manner determined in good faith by the Managing Member taking into account the relative economic interests of the Members of the Company.

(f) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with Regulations Section 1.704-1(b)(2)(iv)(m).

(g) Regulatory Allocations. The allocations set forth in Sections 6.2(b), 6.3(b) and 6.3(c) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, the Regulatory Allocations will be offset with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.3. Therefore, notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after the offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 6.2(a). In exercising its discretion pursuant to this Section 6.3(g), the Managing Member shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

6.4 Transfer of Interest. In the event of a transfer of all or part of an Interest (in accordance with the provisions of this Agreement) or the admission of an Additional Member (in accordance with the provisions of this Agreement) the Company’s taxable year shall close with respect to the transferring Member, and such Member’s distributive share of all items of profits, losses and any other items of income, gain, loss or deduction shall be determined using the interim closing of the books method under Section 706 of the Code and Regulations Section 1.706-1(c)(2)(i) unless the Managing Member determines that there would be no substantial difference between the results under closing of the books and a pro rata method as described in proposed Regulation Section 1.706-4(d). Except as otherwise provided in this Section 6.4, in all other cases in which it is necessary to determine the profits, losses, or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing Member using any permissible method under Section 706 of the Code and the Regulations thereunder.

6.5 Tax Allocations.

(a) Section 704(b) Allocations.

(i) Except as provided in Section 6.5(b) below, each item of income, gain, loss, deduction or credit for U.S. federal income tax purposes that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Net Income or Net Loss or is specially allocated pursuant to Section 6.3 (a “Book Item”) shall be allocated among the Members in the same proportion as the corresponding Book Item.

(ii) (A) If the Company recognizes Depreciation Recapture in respect of the sale of any Company asset,

(1) the portion of the gain on such sale which is allocated to a Member pursuant to Section 6.1 or Section 6.3 shall be treated as consisting of a portion of the Company’s Depreciation Recapture on the sale and a portion of the balance of the Company’s remaining gain on such sale under principles consistent with Regulations Section 1.1245-1, and

(2) if, for U.S. federal income tax purposes, the Company recognizes both “unrecaptured Section 1250 gain” (as defined in Section 1(h) of the Code) and gain treated as ordinary income under Section 1250(a) of the Code in respect of such sale, the amount treated as Depreciation Recapture under Section 6.5(a)(ii)(2)(B) shall be comprised of a proportionate share of both such types of gain.

(B) For purposes of this Section 6.5(a)(ii), “Depreciation Recapture” means the portion of any gain from the disposition of an asset of the Company which, for U.S. federal income tax purposes, (1) is treated as ordinary income under Section 1245 of the Code, (2) is treated as ordinary income under Section 1250 of the Code, or (3) is “unrecaptured Section 1250 gain” as such term is defined in Section 1(h) of the Code.

(b) Section 704(c) Allocations. In the event that any property of the Company is credited to the Capital Account of a Member at a value other than its tax basis (whether as a result of a contribution of such property or a revaluation of such property pursuant to clause (b) of the definition of “Gross Asset Value”), then allocations of taxable income, gain, loss and deductions with respect to such property shall be made using the “traditional method” provided for in Regulation Section 1.704-3(b).

(c) Credits. All tax credits shall be allocated among the Members as determined by the Managing Member in its reasonable discretion, consistent with applicable law.

(d) Allocation of Nonrecourse Liabilities. For purposes of Regulation Section 1.752-3(a)(3), “excess nonrecourse liabilities” (other than any indebtedness for borrowed money that is both (i) not in existence immediately prior to the time of the IPO, and (ii) is not a refinancing or a successive refinancing of any indebtedness for borrowed money in existence immediately prior to the time of the IPO) shall be allocated to Parent in an amount equal to Parent’s Section 704(c) gain (to the extent not captured pursuant to Regulation Section 1.752-3(a)(1) and (2)). For this purpose, “indebtedness for borrowed money” does not include trade payables or other operating liabilities.

(e) Capital Accounts. The tax allocations made pursuant to this Section 6.5 shall be solely for tax purposes and shall not affect any Member’s Capital Account or share of non-tax allocations or distributions under this Agreement.

ARTICLE VII

ACCOUNTING AND TAX MATTERS

7.1 Tax Returns. The Managing Member, at the expense of the Company, shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company owns property or does business. Within ninety (90) days after the end of each Fiscal Year, the Managing Member will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, information with respect to the Company as may be necessary for the preparation of such Person’s Federal, state and local income tax returns for such Fiscal Year.

7.2 Tax Controversies. Parent is hereby designated the “Tax Matters Member” and shall serve as the tax matters partner (as defined in Code Section 6231) and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings; provided, however, that at all times the Tax Matters Member shall serve in such capacity under the oversight, and at the direction, of the Managing Member. The Company shall, at the Company’s expense, make its employees and outside tax professionals available to Parent as reasonably requested by Parent to assist and advise Parent in connection with its duties as Tax Matters Member. To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Member shall (a) furnish the name, address, profits interest and taxpayer identification number of each Member to the IRS, (b) inform each Member of administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes, (c) take such action as may be reasonably necessary to cause each other eligible Member to become a “notice partner” within the meaning of Code Section 6231(a)(8) and (d) furnish a copy of each notice or other communication received by the Tax Matters Member from the IRS to each Member, except such notices or communications as are sent directly to such Member by the IRS. If Parent ceases to be the Tax Matters Member for any reason, the Class A Members, by a vote of a Majority in Interest of the Class A Members, shall appoint a new Tax Matters Member. The Tax Matters Member may resign at any time.

7.3 Accounting Methods; Elections; Information.

(a) The Managing Member shall determine the accounting methods and conventions to be used in the preparation of the Company’s tax returns and shall make any and all elections under the tax laws of the United States and any other relevant jurisdictions as to the treatment of items of income, gain, loss, deduction and credit of the Company, or any other method or procedure related to the preparation of the Company’s tax returns; provided that the Company shall use the “traditional method” pursuant to Regulations Section 1.704-3(b) of making Section 704(c) allocations.

7.4 Partnership Status. The Members intend, and the Company shall take no position inconsistent with, treating the Company as a partnership for United States federal, state and local income and franchise tax purposes.

ARTICLE VIII

TRANSFERS OF UNITS

8.1 Restrictions on Transfers of Units.

(a) No Member may Transfer any Units except (i) in an Exempt Transfer, or (ii) with the prior written approval of the Managing Member, and (iii) in each case, in accordance with the applicable terms of this Agreement. To the extent that THL, Public Co or Parent (as applicable) Transfers any or all of its Units pursuant to an Exempt Transfer (other than pursuant to clause (c) of the definition of Exempt Transfer), the defined terms “THL”, “Public Co” and “Parent” (as applicable) shall be deemed to include the Transferee of such Exempt Transfer.

(b) No Transfer of any Units by any Member shall become effective unless and until the Transferee (unless such Transferee already is party to this Agreement) executes and delivers to the Company a counterpart to this Agreement, agreeing to be treated in the same manner as the transferring Member. Upon such Transfer and such execution and delivery, the Transferee acquiring Transferred Units shall be bound by, and entitled to the benefits of, this Agreement in the same manner as the transferring Member.

(c) In addition to any other restrictions on Transfer imposed by this Agreement, no Member may Transfer any Unit (i) if the Managing Member determines that the Company could, as a result of such Transfer, be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code and (ii) without first delivering to the Managing Member, if requested, an opinion of nationally recognized tax counsel or consultant (reasonably acceptable in form and substance to the Managing Member) that such Transfer will not cause the Company to be deemed a “publicly traded partnership” as such term is defined in Section 7704(b) of the Code or otherwise cease to be taxable as a partnership for federal income tax purposes.

(d) Any Member who effectively Transfers any Units pursuant to this Article VIII shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges of a Member with respect to such Units (it being understood, however, that the applicable provisions of Section 4.2 shall continue to inure to such Person’s benefit). Nothing contained herein shall relieve any Member who Transfers any Units from any liability or obligation of such Member to the Company or the other Members with respect to such Units that may exist on the date of such Transfer or that is otherwise specified in the Act and incorporated into this Agreement or for any liability to the Company or any other Person for any breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in other agreements with the Company.

(e) No Transfer (including an Exempt Transfer) of any Units by any Member (other than a Public Co Member) shall become effective unless an equal number of shares of Class B Common Stock are simultaneously cancelled or transferred to the transferee in accordance with Section 12.3(b).

(f) Notwithstanding anything to the contrary herein, without the prior written approval of the Managing Member, THL shall not Transfer any Units of the Company or Class B Common Stock to any Competitive Business (as defined below) or any direct or indirect Affiliate thereof. “Competitive Business” shall mean the business competitors of the Company, Public Co, Fidelity or Parent.

(g) Notwithstanding anything to the contrary herein, without the prior written approval of the Managing Member, no Transfer shall be made to any person if such Transfer would (alone or with other contemporaneous Transfers) cause the Company to be required to register securities under the Exchange Act or the rules and regulations promulgated thereunder.

8.2 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such Units for any purpose.

ARTICLE IX

INFORMATION RIGHTS, CONFIDENTIALITY AND ADDITIONAL AGREEMENTS

9.1 Information Rights. Members shall have the right to receive from the Company, upon request, a copy of the Certificate of Formation (and any amendment thereto) and of this Agreement, as amended from time to time, and such other information regarding the Company as is required by the Act or this Agreement.

9.2 Board Access. The Company and the Managing Member agrees as follows:

(a) If reasonably required, in order to qualify any of the Units as a venture capital investment (as defined in the Department of Labor Regulation § 2510.3-101) then the Company shall promptly provide true and correct copies of all documents, reports, financial data, and such additional financial and other information with respect to the Company, and its Subsidiaries as THL (and any other parent company of THL that is a venture capital operating company) may from time to time reasonably request.

(b) The Company’s obligation pursuant to Section 9.1(b) shall survive until the time that THL holds directly or indirectly less than fifty percent (50%) of its initial equity investment in the Company.

9.3 Confidentiality. Each Member agrees that it will hold, and will use all commercially reasonable efforts to cause its officers, directors, members, managers, partners, employees, accountants, counsel, consultants, advisors, financial sources, financial institutions, and agents (the “Representatives”) to hold, in confidence all confidential information and documents regarding the Company and its Subsidiaries pursuant to or received by such Member or its Representatives in connection with this Agreement or any transaction contemplated hereby (except as required by applicable law, regulation or legal process, including any rule or regulation of a self-regulatory organization to which such Member or its Representatives are subject); provided, that each Member shall be entitled to disclose such confidential information and documents to its investors who are subject to confidentiality obligations owed to such Members.

9.4 Repurchase Right.

(a) Notwithstanding anything to the contrary in this Agreement, in the event of a Qualifying Vesting Sale, Fidelity, on behalf of itself or its Affiliates, shall have the option, but not the obligation, to repurchase from the Company all of the limited liability company interests of Property Insight, LLC (“PI”) (the “PI LLC Interests”) owned by the Company at the time of such Qualifying Vesting Sale for a purchase price equal to the Fair Market Value of PI (the “PI Repurchase Right”) on the terms and subject to the conditions set forth in this Section 9.4. For purposes of this Section 9.4, “Fair Market Value” shall mean the value of PI determined as of the date that Fidelity receives the Qualifying Vesting Sale Notice (as defined below) from Parent, as mutually determined in good faith between Fidelity and THL. If Fidelity and THL cannot mutually agree on the Fair Market Value of PI; then Public Co shall cause the independent directors of Public Co to determine the Fair Market Value of PI; provided, that in connection therewith, such independent directors may elect to appoint a nationally recognized investment banking firm appraisal company (the “Appraiser”) to determine the Fair Market Value of PI. The determination of the Fair Market Value of PI shall be made as soon as possible but in no event later than 40 days following the initiation of the process involving such independent directors. The determination of the independent directors (including any determination by an Appraiser in connection therewith) shall be final and binding on Fidelity and THL. Fidelity and THL shall each be responsible for one half of the Appraiser’s fee (if any).

(b) If Parent elects to consummate, or to cause the Company to consummate, a transaction constituting a Qualifying Vesting Sale then, as a precondition to such Qualifying Vesting Sale, Parent shall notify Fidelity in writing of that election no less than 30 days prior to the consummation of such Qualifying Vesting Sale (the “Qualifying Vesting Sale Notice”). Fidelity may, within 15 days following receipt of such written notice (the “Response Date”), elect to exercise the PI Repurchase Right by providing written notice to the Company of such election. If Fidelity does not deliver to the Company the notice described in the previous sentence electing to exercise the PI Repurchase Right by the Response Date, the PI Repurchase Right shall be deemed to be forfeited by Fidelity, and shall thereafter not be exercisable, except if the Qualifying Vesting Sale is not consummated within 90 days following the Response Date, then the PI Repurchase Right shall not be forfeited by Fidelity, and shall thereafter be exercisable upon the same notice and response timeline set forth above. In the event that Fidelity elects to exercise the PI Repurchase Right pursuant to the terms and conditions of this Section 9.4(b), the sale of the PI LLC Interests by the Company to Fidelity shall take place immediately prior to the consummation of the Qualifying Vesting Sale. For the avoidance of doubt, Fidelity, Parent and the Company shall be required to comply with the terms and conditions of this Section 9.4(b) with respect to any Qualifying Vesting Sale.

(c) The Company hereby agrees that it will not sell any of the PI LLC Interests or any material asset held by PI during the term of this Agreement, except (i) in connection with the exercise by Fidelity of the PI Repurchase Right or (ii) in the event that Fidelity elects not to exercise the PI Repurchase Right in connection with a Qualifying Vesting Sale. The parties agree that a (i) a Public Offering or (ii) a distribution of stock of a Person holding Class A Units, which distribution is intended to qualify as a tax-free distribution under Section 355 of the Code which, in each case, results in the Units or other securities (either of the Company, of a Person holding Class A Units, or of a Person described in the definition of “Public Offering”) becoming listed on a national securities exchange shall not constitute a Qualifying Vesting Sale.

ARTICLE X

AMENDMENT AND TERMINATION

10.1 Amendment or Modification; Waiver. This Agreement may be amended only with the written approval of the Managing Member and such amendment must be in writing; provided, however, that (a) an amendment or modification changing adversely the rights of a Member under Article V, Article VI, Article XI or with respect to voting of Class A Interests (other than to reflect changes otherwise provided by this Agreement) shall be effective only with consent such Member, (b) an amendment or modification increasing any liability or obligation of a Member to the Company, or adversely affecting the limitation of the liability of a Member with respect to the Company, shall be effective only with that Member’s consent, and (c) an amendment of this section shall require the consent of all Class A Members. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

10.2 Amendments by the Managing Member. The Managing Member, without the consent or approval at any time of any Member (each Member, by acquiring its Class A Interests, being deemed to consent to any such amendment), may amend any provision of this Agreement or the Certificate of Formation, and may execute, swear to, acknowledge, deliver, file and record all documents required or desirable in connection therewith, to reflect:

(a) Qualification to do Business. A change that is necessary to qualify the Company as a limited liability company or a Company in which the Members have limited liability; and

(b) Changes Which are Inconsequential, Curative or Required. A change that is:

(i) Of an inconsequential nature and does not adversely affect any Member in any respect; or

(ii) Necessary to reflect the addition or removal of any Member or the current Capital Contributions and number or class of Units held by each Member on the register of the Company in accordance with Article VII hereof (the “Company Register”), following any change to such items in accordance with the provisions of this Agreement.

10.3 Termination of Agreement. This Agreement will terminate in respect of all Members (a) with the written consent of the Company and (i) THL, (ii) Public Co and (iii) Parent, or (b) upon the dissolution, liquidation or winding-up of the Company; provided, that the Company’s obligations pursuant to Section 9.2(a) and Section 9.2(b) shall survive termination of this Agreement with respect to THL until THL holds less than fifty percent (50%) of its initial equity investment in the Company.

10.4 Termination as to a Party. Any Member who ceases to hold any Units shall cease to be a Member and, except as provided herein, shall have no further rights or obligations under this Agreement.

ARTICLE XI

DISSOLUTION; LIQUIDATION

11.1 Dissolution. The Company shall be dissolved and its affairs wound up on the first to occur of any of the following events:

(a) the written consent of all of the Class A Members;

(b) the decision to sell all or substantially all of the assets of the Company; or

(c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

The Company shall not dissolve or be terminated upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member other than the only Member of the Company, if the Company has only one Member remaining. The Managing Member shall promptly notify the Members of the dissolution of the Company.

11.2 Final Accounting. Upon the dissolution of the Company, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution.

11.3 Liquidation.

(a) Dissolution of the Company shall be effective as of the date on which the event occurs giving rise to the dissolution and all Members shall be given prompt notice thereof in accordance with Section 13.7, but the Company shall not terminate until the assets of the Company have been distributed as provided for in Section 11.3(c). Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business, assets and affairs of the Company shall continue to be governed by this Agreement.

(b) Upon the dissolution of the Company, the Managing Member, or, if there is no Managing Member, a person selected by Class A Members holding 66 2/3% in Interest of the Class A Interests shall act as the liquidator (the “Liquidator”) of the Company to wind up the Company. The Liquidator shall have full power and authority to sell, assign and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner. A reasonable amount of time shall be allowed for the orderly liquidation of assets of the Company and the discharge of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation.

(c) The Liquidator shall distribute all proceeds from liquidation in the following order of priority:

(i) first, to creditors of the Company (including creditors who are Members) in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

(ii) second, to the Members in the same manner in which distributions are made pursuant to Article V, which distributions shall be deemed to be made pursuant to Article V.

The Liquidator shall determine whether any assets of the Company shall be liquidated through sale or shall be distributed in kind. A distribution in kind of an asset to a Member shall be considered, for the purposes of this Article XI, a distribution in an amount equal to the fair market value of the assets so distributed as determined by the Liquidator in its reasonable discretion. As promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause an accounting by a firm of independent public accountants of the Company’s assets, liabilities, operations and liquidating distributions to be given to the Members.

11.4 Cancellation of Certificate of Formation. Upon the completion of the distribution of Company assets as provided in Section 11.3, the Company shall be terminated and the person acting as Liquidator shall cause the cancellation of the Certificate of Formation and shall take such other actions as may be necessary or appropriate to terminate the Company, including filing the certificate of cancellation with the Secretary of State of the State of Delaware.

ARTICLE XII

EXCHANGE PROCEDURES

12.1 Exchanges of Units.

(a) Elective Exchanges of Units.

(i) Upon the terms and subject to the conditions of this Agreement, including Section 12.1(b) below, in the event any Member (other than a Public Co Member) wishes to effect an Exchange, such Member shall (A) deliver to Public Co and the Company an Exchange Notice and (B) surrender (or in the absence of a surrender, be deemed to surrender) to the Company (or, if Public Co issues Class A Common Stock pursuant to clause (y) below, to a Public Co Member) the Units relating to such Exchange at the office of the transfer agent for the Units (or at the principal office of the Company, if the Company serves as its own transfer agent), free and clear of all liens, encumbrances, rights of first refusal and the like, in consideration for, with such consideration to be delivered as promptly as practicable following such delivery and surrender or deemed surrender (as applicable), but in any event within two (2) business days after the Date of Exchange specified in such Exchange Notice, (x) a Cash Exchange Payment by the Company in accordance with the instructions provided in the Exchange Notice, in which event such exchanged Units shall automatically be deemed cancelled concurrently with such payment, without any action on the part of any Person, including Public Co or the Company, or, at the option of Public Co if Public Co so elects, (y) the issuance by Public Co to a Public Co Member of a number of shares of Class A Common Stock equal to the number of Units exchanged, and a Public Co Member’s transfer of such Class A Common Stock to the exchanging Member in exchange for the Units (and the Company shall issue such Units in the name of the applicable Public Co Member). As described in Section 12.1(b), concurrently with any such Exchange of Units, a corresponding number of shares of Class B Common Stock beneficially owned by the exchanging Member automatically shall be deemed cancelled without any action on the part of any Person, including Public Co. If Public Co elects to issue Class A Common Stock in an Exchange, Public Co shall (i) deliver or cause to be delivered on behalf of a Public Co Member at the offices of the then-acting registrar and transfer agent of the Class A Common Stock (or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of Public Co) the number of shares of Class A Common Stock deliverable upon such Exchange, registered in the name of the relevant exchanging Member (or in such other name as is requested in writing by the Member), in certificated form, as may be requested in writing by the exchanging Member or, (ii) if the Class A Common Stock is settled through the facilities of The Depository Trust Company, upon the written instruction of the exchanging Member set forth in the Exchange Notice, use its reasonable best efforts to deliver on behalf of a Public Co Member the shares of Class A Common Stock deliverable to such exchanging Member in the Exchange through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Member in the Exchange Notice.

(ii) An Exchange pursuant to Section 12.1(a) of Units for Class A Common Stock will be deemed to have been effected immediately prior to the close of business on the Date of Exchange, and the Member will be treated as a holder of record of Class A Common Stock as of the close of business on such date, and a Public Co Member will be treated as a holder of record of such Units as of the close of business on such Date of Exchange.

(iii) Notwithstanding anything to the contrary herein, to the extent Public Co or the Company shall determine that interests in the Company do not meet the requirements of Treasury Regulation section 1.7704-1(h), Public Co or the Company may impose such restrictions on Exchanges as Public Co or the Company may determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of Public Co or of the Company, such an Exchange would pose a material risk that the Company would be a “publicly traded partnership” under Section 7704 of the Code.

(b) Cancellation of Class B Common Stock. As described in Section 12.1(a)(i), concurrently with any Exchange of any Unit, whether such Exchange is for a Cash Exchange Payment or Class A Common Stock, an equal number of outstanding shares of Class B Common Stock beneficially owned by the exchanging Member automatically shall be deemed cancelled without any action on the part of any Person, including Public Co. Any such cancelled shares of Class B Common Stock shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate.

(c) Expenses. Public Co, any Public Co Member, the Company and each exchanging Member shall bear its own expenses in connection with any Exchange, whether or not any such Exchange is ultimately consummated. For the avoidance of doubt, (i) none of Public Co, any Public Co Member or the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange, including if any shares of Class A Common Stock are to be delivered in a name other than that of the Member effecting the Exchange, and such Member or the Person in whose name such shares are to be delivered shall establish to the reasonable satisfaction of Public Co that any such tax has been paid or is not payable and (ii) each exchanging Member shall bear any and all income or gains taxes imposed on gain realized by such exchanging Member as a result of any such Exchange.

12.2 Common Stock to be Issued.

(a) In connection with any Exchange, Public Co shall have the right to provide shares of Class A Common Stock that are registered pursuant to the Securities Act, unregistered shares of Class A Common Stock or any combination thereof, as it may determine in its sole discretion; it being understood that all such unregistered shares of Class A Common Stock shall be entitled to the registration rights set forth in the Registration Rights Agreement; provided such holders thereof have agreed to join the Registration Rights Agreement as parties thereto.

(b) Public Co shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuances upon any Exchange, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the Exchange of all Units that may be outstanding from time to time. Public Co shall take any and all actions necessary or desirable to give effect to the foregoing. If the shares of Class A Common Stock required to be reserved pursuant to the foregoing sentence require listing on any national securities exchange, Public Co shall, at its expense, use its commercially reasonable efforts to cause such shares to be listed or duly approved for listing on the same exchange on which the Class A Common Stock shall otherwise be listed.

(c) Prior to the effective date of any Exchange effected pursuant to this Agreement, Public Co shall take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of shares of Class A Common Stock and any Units that result from the transactions contemplated by this Agreement, by each director or officer of Public Co who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Public Co upon the registration of any class of equity security of Public Co pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such director or officer whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement; provided that such information is provided by the Member to the Secretary of Public Co in writing at least ten (10) business days in advance of any scheduled meeting of the Board of Directors of Public Co).

(d) Public Co shall use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission thereunder to enable a holder of shares of Class A Common Stock received upon an Exchange to sell such shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Regulation S under the Securities Act. Upon the written request of a Member, Public Co shall deliver to such holder a written statement that it has complied with such requirements.

(e) Any Class A Common Stock to be issued by Public Co in accordance with this Agreement shall be validly issued, fully paid and non-assessable.

12.3 Capital Structure of Public Co and the Company.

(a) Upon the issuance by Public Co of any shares of Class A Common Stock other than pursuant to an Exchange (including any issuance in connection with a business combination by Public Co or its Subsidiaries, an equity incentive program or upon the conversion, exercise or exchange of any security or other instrument convertible into or exercisable or exchangeable for shares of Class A Common Stock), Public Co shall contribute (or cause to be contributed) the proceeds of such issuance (net of any selling or underwriting discounts or commissions or other expenses) to a Public Co Member, which shall immediately contribute such proceeds to the Company in exchange for a number of newly-issued Class A Units equal to the number of shares of Class A Common Stock issued; provided that, in lieu of such contribution and issuance, Public Co may agree with a Member to transfer such net proceeds to such Member in exchange for such Member transferring to a Public Co Member a number of Class A Units equal to the number of shares of Class A Common Stock to which such net proceeds relate.

(b) At any time that the Company issues a Class A Unit (other than to a Public Co Member), Public Co shall issue a share of Class B Common Stock to the recipient of such Class A Unit. Upon the conversion or cancellation of any Class A Unit pursuant to this Agreement, the corresponding share of Class B Common Stock automatically shall be cancelled without any action on the part of any Person, including Public Co. A Member may only transfer shares of Class B Common Stock to a Person (including any Affiliate of such Member) if an equal number of Class A Units are simultaneously transferred to the transferee, and a Member (other than a Public Co Member) may only transfer Class A Units to a Person (including any Affiliate of such Member) if an equal number of shares of Class B Common Stock are simultaneously transferred to the transferee.

(c) If Public Co redeems, repurchases or otherwise acquires any shares of its Class A Common Stock for cash (including a redemption, repurchase or acquisition of restricted shares of Class A Common Stock for nominal or no value), the Company shall, coincident with such redemption, repurchase or acquisition, redeem or repurchase an identical number of Units held by a Public Co Member upon the same terms, including the same price, as the terms of the redemption, repurchase or acquisition of the Class A Common Stock.

(d) Public Co shall not in any manner effect any Subdivision or Combination of Class A Common Stock or Class B Common Stock unless the Company simultaneously effects a Subdivision or Combination, as the case may be, of Units with an identical ratio as the Subdivision or Combination of Class A Common Stock or Class B Common Stock. The Company shall not in any manner effect any Subdivision or Combination of Units unless Public Co simultaneously effects a Subdivision or Combination, as the case may be, of Class A Common Stock or Class B Common Stock with an identical ratio as the Subdivision or Combination of Units.

(e) Public Co shall not issue, and shall not agree to issue (including pursuant to any security or other instrument convertible into or exercisable or exchangeable for) any class of equity securities other than its Class A Common Stock, Class B Common Stock or one or more series of Preferred Stock that Public Co may determine to issue from time to time in accordance with, and subject to the limitations contained in, the Public Co Charter and this Section 12.3(e). Public Co shall not issue any shares of Preferred Stock unless (i) the Company issues or agrees to issue, as the case may be, to Public Co a number of Preferred Units, with designations, preferences and other rights and terms that are substantially the same as such shares of Preferred Stock, equal to the number of such shares of Preferred Stock issued by Public Co, and (ii) Public Co transfers to the Company the proceeds (net of any selling or underwriting discounts or commissions and other expenses permitted to be advanced under the Advancement Agreement) of the issuance of such Preferred Stock (and agrees to transfer to the Company any amounts paid by the holders of securities or instruments exercisable or exchangeable therefor upon their exercise or exchange, if applicable, net of expenses permitted to be advanced under the Advancement Agreement).

(f) If Public Co pays a dividend or makes a distribution of Public Co stock on its Class A Common Stock or Class B Common Stock, then the Company shall make a dividend or other distribution to all Members of an equivalent number of units of the Company with designations, preferences and other rights and terms that are substantially the same as such distributed stock.

ARTICLE XIII

MISCELLANEOUS

13.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below.

“Act” has the meaning given to such term in the definition of Certificate of Formation.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Advancement Agreement” means that certain Advancement Agreement dated as of [•], 2015 by and between the Company and Public Co.

“Affiliate” of any particular Person means any other Person Controlling, Controlled by, or under common Control with, such Person.

“Amended and Restated Agreement” has the meaning given to such term in the Recitals.

“Agreement” has the meaning given to such term in the Preamble.

“Appraiser” has the meaning given to such term in Section 9.4(a).

“Book Item” has the meaning given to such term in Section 6.5(a)(i).

“Business Opportunities Exempt Party” has the meaning given to such term in Section 13.11.

“Capital Account” has the meaning given to such term in Section 3.7.

“Capital Contribution” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member at such time with respect to the Class A Interests held by such Member reduced by the amount of any liability of such Member assumed by the Company or the amount of any liability to which any property contributed by such Member is subject; “Capital Contributions” means, with respect to any Member, the aggregate amount of cash and the aggregate value of any property (other than cash) as determined by reference to the initial Gross Asset Value of such property contributed to the Company by such Member (or its predecessors in interest) with respect to Units (or any predecessor Units that were converted and recapitalized into Units) held by such Member, reduced by the amount of any liability of such Member assumed by the Company or the amount of any liability to which any property contributed by such Member is subject.

“Cash Exchange Payment” means, as of the Date of Exchange, an amount in cash equal to the product of (x) the number of Units Exchanged and (y) the average of the daily VWAP of a share of Class A Common Stock for the fifteen (15) Trading Days immediately prior to the date of delivery of the relevant Exchange Notice; provided that in calculating such average, (i) the VWAP for any Trading Day during the fifteen (15) Trading Day period prior to the date of any extraordinary distributions made on the Class A Common Stock during the fifteen (15) Trading Day period shall be reduced by the value of such distribution per share of Class A Common Stock, and (ii) the VWAP for any Trading Day during the fifteen (15) Trading Day period prior to the date of a Subdivision or Combination of Class A Common Stock during the fifteen (15) Trading Day period shall automatically be adjusted in inverse proportion to such Subdivision or Combination.

“Certificate of Formation” means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware on February 6, 2013 pursuant to the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq., as amended and in effect from time to time) (the “Act”), as it may be amended or restated from time to time.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of Public Co.

“Class A Interest” means the limited liability company interest represented by the Class A Units owned by a Class A Member in the Company at any particular time, including the right of such Class A Member to any and all benefits to which such Class A Member may be entitled as provided in the Act, this Agreement, or otherwise, together with the obligations of such Class A Member to comply with all terms and provisions of this Agreement and the Act.

“Class A Member” means each Person admitted to the Company as a Class A Member whose name is set forth on Schedule III hereto as a Class A Member with respect to Class A Units held by such Person, and any other Person admitted as an additional or substitute Class A Member, so long as such Person remains a Class A Member.

“Class A Units” has the meaning given to such term in the Recitals.

“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of Public Co.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination” means any combination of stock or units, as the case may be, by reverse split, reclassification, recapitalization or otherwise.

“Company” has the meaning given to such term in the Preamble.

“Company Business” has the meaning given to such term in Section 2.5(a).

“Company Profits Interest Incentive Plan” means the 2013 Management Incentive Plan of the Company.

“Company Minimum Gain” has the meaning given to such term in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Register” has the meaning given to such term in Section 10.2(b)(ii).

“Competitive Business” has the meaning given to such term in Section 8.1(d).

“Control” (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting Units, by contract or otherwise.

“Date of Exchange” means with respect to an Exchange pursuant to Article XII, the date identified in the respective Exchange Notice.

“Depreciation” means, for each fiscal year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such fiscal year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year bears to such beginning adjusted basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such fiscal year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Depreciation Recapture” has the meaning given to such term in Section 6.5(a)(ii)(B).

“Exchange” means an exchange of Units for cash or shares of Class A Common Stock pursuant to the terms, and subject to the conditions, of Section 12.1(a).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulation promulgated thereunder, all as the same have been or may be amended from time to time.

“Exchange Agreement” has the meaning given to such term in the Recitals.

“Exchange Notice” means a written election of Exchange substantially in the form of Exhibit B attached hereto, duly executed by the exchanging Member.

“Exempt Transfer” means a Transfer of Units (a) with respect to any Member who is a natural person, to a member of such Member’s immediate family, which shall include such Member’s spouse, children or grandchildren, or a trust, corporation, partnership or limited liability company all of the beneficial interests of which shall be held by such Member or one or more members of such Member’s immediate family, and shall include such Member’s heirs, successors, administrators and executors; (b) with respect to any Member that is an entity, (i) to any Affiliate of such Member (but only as long as such entity remains an Affiliate of such Member) and (ii) to any of such Member’s shareholders, members, partners or other equity holders to which such Member Transfers all of such Member’s Units; and (c) to the Company or a Public Co Member (as applicable) pursuant to any Exchange effected in accordance with the provisions of Article XII; provided, that, in each case any transferee in an Exempt Transfer (other than the Company) shall have (if not already a party to this Agreement) agreed in writing in an instrument substantially in the form of Exhibit A to become party to, and be bound by, all of the terms of this Agreement (in the absence of which such transfer shall be deemed not to be an Exempt Transfer).

“Fair Market Value” means the fair market value reasonably determined by the Managing Member.

“Family Group” means, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants.

“Fidelity” means Fidelity National Financial, Inc., a Delaware corporation.

“First Amendment Agreement” has the meaning given to such term in the Recitals.

“Fiscal Year” has the meaning given to such term in Section 2.7.

“Former Management Members” has the meaning given to such term in the Recitals.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a) the Gross Asset Value of any asset (other than a promissory note described in Treasury Regulation Section 1.704-1(b)(iv)(d)(2)) contributed by a Member to the Company is the gross fair market value of such asset as reasonably determined by the contributing Member and the Managing Member at the time of contribution;

(b) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Managing Member, as of the following times: (i) the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in its capacity as a Member, or by a new Member acting in its capacity as a Member or in anticipation of becoming a Member; and (iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as reasonably determined by the Managing Member; and

(d) the Gross Asset Values of all Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and clause (f) of the definition of “Net Income” and “Net Loss” or Section 6.3(f); provided, however, that such Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent the Managing Member reasonably determines that an adjustment pursuant to clause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph.

If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to clause (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by Depreciation taken into account with respect to such asset for purposes of computing Net Income or Net Loss.

“Hypothetical Liquidation” means as of any date, a hypothetical liquidation of the Company as of such date, assuming (i) that a sale of all the assets of the Company occurs at prices equal to their respective fair market values (as reasonably determined by the Managing Member), (ii) the net proceeds of such sale are distributed to the Members pursuant to Section 5.2, and after payment of all actual Company indebtedness, and any other liabilities related to the Company’s assets, limited, in the case of the hypothetical payment of non-recourse liabilities, to the collateral securing or otherwise available to satisfy such liabilities.

“IPO Approval” has the meaning given to such term in the Recitals.

“Liquidator” has the meaning given to such term in Section 11.3(b).

“Majority in Interest” means, with respect to Units of a particular class, Units of such class representing more than 50% of the aggregate number of Units of such class.

“Management Units” has the meaning given to such term in the Recitals.

“Member Sponsors” has the meaning given to such term in Section 4.2(d).

“Merger” has the meaning given to such term in the Recitals.

“Merger Agreement” means that certain Merger Agreement, effective as of the effectiveness as of this Agreement, by and among Public Co and the THL Holding Companies.

“Managing Member” means Public Co, in its capacity as the sole manager of the Company in accordance with Section 18-402 of the Act.

“Member Loan” has the meaning given to such term in Section 13.13.

“Member Nonrecourse Debt” has the meaning given to such term in Regulations Section 1.704-2(b)(4) for “partner nonrecourse debt.”

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member” and “Members” have the meaning given to such terms in the Preamble.

“Net Income” and “Net Loss” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments (without duplication):

(e) any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be added to such income or loss;

(f) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss, shall be subtracted from such taxable income or loss;

(g) in the event the Gross Asset Value of any Company asset is adjusted pursuant to clauses (b) or (c) of the definition of “Gross Asset Value”, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(h) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(i) in lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed based on the Gross Asset Value of the property;

(j) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(k) any items which are specially allocated pursuant to the provisions of Section 6.3 shall not be taken into account in computing Net Income or Net Loss.

“Nonrecourse Deductions” has the meaning given to such term in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning given to such term in Regulations Section 1.704-2(b)(3).

“Parent” has the meaning given to such term in the Preamble.

“Person” means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

“PI” has the meaning given to such term in Section 9.4(a).

“PI Repurchase Right” has the meaning given to such term in Section 9.4(a).

“Preferred Units” has the meaning given to such term in Section 3.3(c).

“Prime Rate” means the highest U.S. prime rate of interest published by The Wall Street Journal as the “base rate” on corporate loans at large money center commercial banks.

“Public Co” has the meaning given to such term in the Preamble.

“Public Co Charter” means the Amended and Restated Charter of Public Co, dated as of the effectiveness of this Agreement, as the same may be amended from time to time in accordance with its terms and not inconsistent with the provisions hereof.

“Public Co Member” means Public Co and/or one or more of its direct or indirect, wholly-owned Subsidiaries, in each case, to the extent that such Person directly holds Units and has joined this Agreement as a Member thereunder.

“Public Offering” means an offering and sale to the public of any Units or equity securities of the Company, any successor entity or any direct or indirect parent entity (other than Fidelity) thereof, any of its Subsidiaries, or any Person that holds all of the Securities or assets of the Company (other than Fidelity), pursuant to a registration statement in the United States.

“Qualifying Vesting Sale” means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), by any Person or group of Persons on an arm’s-length basis other than any Person or group of Persons that was an Affiliate of Public Co, THL or the Company on the date of this Agreement, pursuant to which such Person or group of Persons (a) acquire (whether by merger, Unit or stock purchase, recapitalization, reorganization, redemption, issuance of Units or common stock or otherwise), directly or indirectly, more than fifty-percent (50%) of the voting power of Public Co or the Company or (b) acquire assets constituting all or substantially all of the assets of Public Co or the Company and its Subsidiaries on a consolidated basis; provided, however, that in no event shall a Qualifying Vesting Sale be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Company or any of its Subsidiaries or (ii) contributing Securities to entities controlled by Public Co or the Company.

“Qualifying Vesting Sale Notice” has the meaning given to such term in Section 9.4(b).

“Registration Rights Agreement” means the Registration Rights Agreement by and among Public Co and the Members parties thereto, dated as of the date hereof.

“Regular Distributions” means all distributions other than Tax Distributions.

“Regulations” means the Income Tax Regulations promulgated under the Code, as amended.

“Regulatory Allocations” has the meaning given to such term in Section 6.3(g).

“Representatives” has the meaning given to such term in Section 9.3.

“Reserves” means the amount of funds that the Managing Member determines in good faith and in its reasonable discretion is necessary to be maintained by the Company for the purpose of paying reasonably anticipated expenses, liabilities and obligations of the Company regardless of whether such expenses, liabilities and obligations are actual or contingent.

“Response Date” has the meaning given to such term in Section 9.4(b).

“Securities” means securities of every kind and nature, including stock, notes, bonds, evidences of indebtedness, options to acquire any of the foregoing, and other business interests of every type, including interests in any Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Subdivision” means any subdivision of stock or units, as the case may be, by any split, dividend, reclassification, recapitalization or otherwise.

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

“Tax Distribution” means a distribution under Section 5.3.

“Tax Matters Member” has the meaning given to such term in Section 7.2.

“Tax Rate” means the highest combined marginal U.S. federal, state and local tax rate applicable to a U.S. corporation.

“THL” has the meaning given to such term in the Preamble.

“THL Holding Company” means, each of (i) THL Black Knight I Holding Corp. and (ii) THL Investors Black Knight I Holding Corp., and in each case, any successors thereto.

“THL Holding Company Interests” means the stock and indebtedness (if any) of each THL Holding Company.

“THL III” has the meaning given to such term in the Recitals.

“THL III Transfer” has the meaning given to such term in the Recitals.

“Trading Day” means a day on which (i) the Class A Common Stock at the close of regular way trading (not including extended or after hours trading) is not suspended from trading on any national securities exchange or association or over-the-counter market that is the primary market for trading the Class A Common Stock at the close of business, (ii) the Class A Common Stock has traded at least once regular way on the national securities exchange or association or over-the-counter market that is the primary market for the trading of the Class A Common Stock, and (iii) there has been no “market disruption event.” For purposes of this definition, “market disruption event” means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled trading day for the Class A Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Class A Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time.

“Transfer” means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein; provided, however, that transfers of all or any portion of stock, partnership interests (general or limited), membership interests or other similar securities or any securities convertible into or exercisable or exchangeable therefor in Fidelity or Parent shall not constitute a Transfer.

“Transferee” means any Person to whom a Member may Transfer Units.

“Transferor” means the transferor in a Transfer.

“Units” means the Class A Units, the Preferred Units and any other class or series of authorized membership units of the Company.

“Unit Equivalents” means (without duplication with any Class A Units, or other Unit Equivalents) rights, warrants, options, convertible Units, or exchangeable Units or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Units or securities exercisable for or convertible or exchangeable into Units, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“VWAP” means the daily per share volume-weighted average price of the Class A Common Stock as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volume-weighted average price is unavailable, (x) the per share volume-weighted average price of such Class A Common Stock on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (y) if such determination is not feasible, the market price per share of Class A Common Stock, in either case as determined by a nationally recognized independent investment banking firm retained for this purpose by the Public Co Member).

13.2 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13.3 Entire Agreement. Except as otherwise expressly set forth herein, this document (including the exhibits and schedules hereto), on the one hand, and the Company, on the other hand, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

13.4 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Members and any subsequent holders of Units and the respective successors and assigns of each of them, so long as they hold Units.

13.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

13.6 Remedies. The Company and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Member may in its, his or her sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

13.7 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given: (a) three (3) days after the date mailed by registered or certified mail, addressed to the recipient, with return receipt requested, (b) upon delivery to the recipient in person or by courier, or (c) upon receipt of a facsimile transmission by the recipient. Such notices, requests and consents shall be given (i) to Members at their addresses or fax numbers set forth on Schedule III attached hereto, or such other address or fax numbers as a Member may specify by written notice to the Company, the Managing Member and all of the other Members, or (ii) to the Company or the Managing Member at the address specified in this Section 13.7, or at such other location as the Company shall have specified in writing to the Members as its principal office. Whenever any notice is required to be given by law, the Certificate of Formation or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Notices to the Company will be sent to:

Black Knight Financial Services, LLC

601 Riverside Avenue

Jacksonville, FL 32204

Attention: Executive Vice President, General Counsel and

Corporate Secretary

Facsimile: (904) 633-3055

with copies (which shall not constitute notice) to:

Black Knight Financial Services, Inc.

601 Riverside Avenue

Jacksonville, FL 32204

Attention: Executive Vice President, General Counsel and

Corporate Secretary

Facsimile: (904) 633-3055

Fidelity National Financial, Inc.

601 Riverside Avenue

Jacksonville, FL 32204

Attention: Executive Vice President, General Counsel and

Corporate Secretary

Facsimile: (904) 633-3055

Thomas H. Lee Partners, L.P.

100 Federal Street

Boston, MA 02110

Attention: Thomas M. Hagerty

Facsimile: (617) 227-5514

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael J. Aiello

Facsimile: (212) 310-8007

Cooley LLP

1333 2nd Street, Suite 400

Santa Monica, CA 90401

Attention: C. Thomas Hopkins

Facsimile: (310) 496-3228

Notices to any Member will be sent to the address set forth opposite such Member’s name on Schedule III attached hereto.

13.8 Governing Law. The Act shall govern all questions arising under this Agreement concerning the relative rights of the Company and its Members. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in New York, NY over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

13.9 Interpretation. Any references to an agreement or organizational document herein shall mean such agreement or organizational document, as may be amended, modified and/or supplemented (and/or as any provision thereunder may be waived) from time to time in accordance with its terms.

13.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

13.11 Business Opportunities. Except to the extent otherwise agreed between any Member, on the one hand, and the Company or any of its Affiliates, on the other hand, any Member and any Affiliate of such Member may engage in or possess an interest in other investments, business ventures or entities of any nature or description, independently or with others, similar or dissimilar to, or that compete with, the investments or business of the Company, and may provide advice and other assistance to any such investment, business venture or entity, and the Company and the Members shall have no rights by virtue of this Agreement in and to such investments, business ventures or entities or the income or profits derived therefrom, and the pursuit of any such investment or venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member nor any Affiliate thereof (other than an employee of the Company or a Subsidiary of the Company) shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or any Affiliate thereof (other than an employee of the Company or a Subsidiary of the Company) shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

13.12 Transactions with Interested Persons; Standards of Conduct. Unless entered into in bad faith, no contract or transaction between the Company and one or more of its Members, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Members or their Affiliates, have a financial interest or are shareholders, members, directors, partners, directors or officers, shall be voidable solely for this reason or solely because said Member or their Affiliates were present or participated in the authorization of such contract or transaction if (a) the material facts as to the relationship or interest of such Member or their Affiliates and as to the contract or transaction were disclosed or known to the Managing Member, and (b) the contract or transaction was authorized and approved by the Managing Member and any other Members required in accordance with the provisions of this Agreement, and, if such conditions have been satisfied, no Member or their Affiliates interested in such contract or transaction, because of such interest, shall be considered to be in breach of this Agreement or liable to the Company, any Member or their Affiliates, or any other Person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction; provided, however, that the Managing Member shall approve any such contract or transaction contemplated by this Section 13.12 only if it has reasonably determined in good faith that such contract or transaction is on terms that are fair and reasonable and no less favorable to the Company than the Managing Member would expect to obtain in a comparable arms-length transaction with a Person which is not an Affiliate.

13.13 Loans to the Company. Subject to the terms of this Agreement, the Company may borrow from Members to finance its working capital (a “Member Loan”) on commercially reasonable terms.

13.14 No Third Party Beneficiaries. It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person, other than an indemnified Person pursuant to Section 4.1(a) or Fidelity pursuant to Section 9.4, shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof. Notwithstanding any contrary provision of this Agreement, no such creditor or Person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the Company or any Member or Managing Member.

13.15 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions, as requested by the Managing Member.

13.16 Construction. Definitions in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender. Where used herein, the term “Federal” shall refer to the U.S. Federal government. As used herein, (a) “or” shall mean “and/or” and (b) “including” or “include” shall mean “including without limitation.” It is the intention of the parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

13.17 Waiver of Action for Partition. Each of the Members irrevocably waives during the term of the Company any right that such Member may have to maintain an action for partition with respect to the property of the Company.

13.18 Relations with Members. Unless named in this Agreement as a Member, or unless admitted to the Company as a Member as provided in this Agreement, no Person shall be considered a Member. Subject to Article VIII, the Company and the Managing Member owe duties only to the Company and its Members and the provisions of this Agreement applicable to Members (other than Section 4.1(a) which is enforceable by the Persons specified therein) are only enforceable by Persons so named or admitted as Members.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Limited Liability Company Agreement on the day and year first above written.

THE COMPANY:

BLACK KNIGHT FINANCIAL SERVICES, LLC

By:
Name:
Title:

CLASS A MEMBERS:

BLACK KNIGHT FINANCIAL SERVICES, INC.

By:
Name:
Title:

BLACK KNIGHT HOLDINGS, INC.

By:
Name:
Title:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title:

THL EQUITY FUND VI INVESTORS (BKFS-LM), LLC

By:
Name:
Title:

THL EQUITY FUND VI INVESTORS (BKFS-NB), LLC

By:
Name:
Title:

SCHEDULE I

CONVERSION OF UNITS INTO SHARES OF CLASS A COMMON STOCK

Name of Member	Address	Total Number of Units held immediately prior to the effectiveness of this Agreement	Total Number of Shares of Class A Common Stock into which such Units will be converted as of the effectiveness of this Agreement and the Merger
THL Black Knight I Holding Corp.	c/o Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110 Attention: General Counsel	17,250,000	[•]
THL Investors Black Knight I Holding Corp.	c/o Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110 Attention: General Counsel	15,450,000	[•]

SCHEDULE II

CONVERSION OF UNITS INTO CLASS A UNITS

PART A

Name of Member	Address	Total Number of Units held immediately prior to the effectiveness of this Agreement	Total Number of Class A Units into which such Units will be converted as of the effectiveness of this Agreement	Capital Contribution
Black Knight Holdings, Inc.	601 Riverside Avenue Jacksonville, FL 32204 Attention: Executive Vice President, General Counsel and Corporate Secretary	65,000,000	65,000,000	$650,000,000
THL Equity Fund VI Investors (BKFS-LM), LLC	c/o Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110 Attention: General Counsel	1,250,000	1,250,000	$12,500,000
THL Equity Fund VI Investors (BKFS-NB), LLC	c/o Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110 Attention: General Counsel	50,000	50,000	$500,000
Chicago Title Insurance Company	c/o Fidelity National Financial, Inc. 601 Riverside Avenue Jacksonville, FL 32204 Attention: Executive Vice President, General Counsel and Corporate Secretary	3,888,344	3,888,344	$38,883,440
Fidelity National Title Insurance Company	c/o Fidelity National Financial, Inc. 601 Riverside Avenue Jacksonville, FL 32204 Attention: Executive Vice President, General Counsel and Corporate Secretary	2,535,485	2,535,485	$25,354,850

PART B

Name of Member	Address	Total Number of Units Transferred from THL III to Public Co prior to the effectiveness of this Agreement and held by Public Co immediately prior to the effectiveness of this Agreement	Total Number of Class A Units into which such Units will be converted as of the effectiveness of this Agreement	Capital Contribution
Black Knight Financial Services, Inc.	601 Riverside Avenue Jacksonville, FL 32204 Attention: Executive Vice President, General Counsel and Corporate Secretary	1,000,000	1,000,000	$10,000,000

SCHEDULE III

OWNERSHIP OF THE COMPANY

Name of Member	Address	Total Number of Class A Units		Capital Contribution
Black Knight Financial Services, Inc. *	601 Riverside Avenue Jacksonville, FL 32204 Attention: Executive Vice President, General Counsel and Corporate Secretary	[	]	[	]
Black Knight Holdings, Inc.	601 Riverside Avenue Jacksonville, FL 32204 Attention: Executive Vice President, General Counsel and Corporate Secretary	65,000,000		$650,000,000
THL Equity Fund VI Investors (BKFS-LM), LLC	c/o Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110 Attention: General Counsel	1,250,000		$12,500,000
THL Equity Fund VI Investors (BKFS-NB), LLC	c/o Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110 Attention: General Counsel	50,000		$500,000
Chicago Title Insurance Company	c/o Fidelity National Financial, Inc. 601 Riverside Avenue Jacksonville, FL 32204 Attention: Executive Vice President, General Counsel and Corporate Secretary	3,888,344		$38,883,440
Fidelity National Title Insurance Company	c/o Fidelity National Financial, Inc. 601 Riverside Avenue Jacksonville, FL 32204 Attention: Executive Vice President, General Counsel and Corporate Secretary	2,535,485		$25,354,850
		Total = [ ]		Total = $[ ]

*	Ownership includes the Class A Units held as a result of the THL Transfer and the Merger.

Subject to update as provided in Section 3.

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder”), dated [            ], 20[__] is entered into by and between Black Knight Financial Services, LLC, a Delaware limited liability company (the “Company”), and             (“New Member”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Second Amended and Restated Limited Liability Company Agreement (as hereinafter defined).

WHEREAS, the Members of the Company are parties to the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of [            ], 2014, pursuant to which the parties thereto have been granted certain rights (the “Second Amended and Restated Limited Liability Company Agreement”);

WHEREAS, in accordance with the terms of the Second Amended and Restated Limited Liability Company Agreement, New Member may join as a party thereto following the issuance of, or Transfer of, Units to New Member in accordance with, and subject to the terms and conditions of, the Second Amended and Restated Limited Liability Company Agreement; and

WHEREAS, the Members wish New Member to be bound by and New Member desires to be bound by and enjoy the benefits of the Second Amended and Restated Limited Liability Company Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Agreement to be Bound. New Member hereby acknowledges and agrees that (i) New Member has received and reviewed a complete copy of the Second Amended and Restated Limited Liability Company Agreement; (ii) New Member shall be a party to the Second Amended and Restated Limited Liability Company Agreement; (iii) New Member shall be deemed to be a “Class A Member”.

2. Acceptance by the Company. The Company hereby (i) accepts New Member’s agreement to be bound by the Second Amended and Restated Limited Liability Company Agreement and to become a party thereto; and (ii) agrees that New Member shall have all such rights provided under the Second Amended and Restated Limited Liability Company Agreement to Class A Members and Members generally. Schedule III to the Second Amended and Restated Limited Liability Company Agreement shall be amended and restated to include New Member thereon, and such schedule shall be included in the Company Register.

3. Intended Beneficiaries; Successors and Assigns. This Joinder is hereby executed by New Member for the benefit of the Company and the Members, and the Company, Members and their successors, assigns and legal representatives shall be entitled to rely upon and enforce the provisions of this Joinder and the agreements of New Member hereunder. This Joinder shall be binding upon and inure to the benefit of New Member and New Member’s successors, assigns, heirs and legal representatives.

4. Interpretation. The headings preceding the text of Sections of this Joinder are for convenience only and shall not be deemed part of this Joinder or be given any effect in interpreting this Joinder.

5. Counterparts. This Joinder may be executed in separate counterparts (including by means of telecopied, facsimile or electronic pdf signature pages) each of which shall be an original and all of which taken together shall constitute one and the same Joinder.

6. Governing Law. The Act shall govern all questions arising under this Joinder concerning the relative rights of the Company and its Members. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in New York, NY over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

7. Spousal Consent. If New Member is a natural person, New Member shall cause his or her spouse, if any, to enter into a Spousal Consent substantially in the form attached hereto as Schedule I.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder as of the date first above written.

COMPANY: BLACK KNIGHT FINANCIAL SERVICES, LLC

By:
Name:
Title:
NEW MEMBER: [Name]

SIGNATURE PAGE TO JOINDER AGREEMENT TO SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF BLACK KNIGHT FINANCIAL SERVICES, LLC

SCHEDULE I

FORM OF SPOUSAL CONSENT

I,                     , spouse of                     , do hereby certify, acknowledge and agree as follows:

1. I have read and approve each and every provision set forth in the Second Amended and Restated Limited Liability Agreement of Black Knight Financial Services, LLC (the “Company” and such agreement, including any joinder thereto, the “Agreement”).

2. I accept and agree to be bound by the Agreement in all respects and in lieu of each other interest I may have in the Company, whether that interest may be community property or quasi-community property under the laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement.

3. I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement.

4. I hereby consent to any amendments or modifications to the Agreement that are consented to, executed by or otherwise binding upon my spouse.

Dated:                                              , 20[    ]

[Signature]

[Please Print Your Name]

EXHIBIT B

FORM OF

ELECTION OF EXCHANGE

Black Knight Financial Services, LLC

Reference is hereby made to the Second Amended and Restated Limited Liability Company Agreement of Black Knight Financial Services Holdings, LLC, dated as of [            ], 2015 (as may be amended, modified and/or supplemented from time to time in accordance with its terms, the “Agreement”), made by and among Black Knight Financial Services, LLC, a Delaware limited liability company (including any successor, the “Company”), Black Knight Financial Services, Inc., a Delaware corporation (including any successor, “Public Co”), and each of the other holders of Units (as defined therein) from time to time party thereto (each, a “Member” and, collectively, the “Member”). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

The undersigned Member hereby transfers to the Company or the Public Co Member (as defined in the Agreement), as applicable, the number of Units set forth below in Exchange for a Cash Exchange Payment to the account set forth below or for shares of Class A Common Stock to be issued in its name as set forth below, as set forth in Article XII of the Agreement, effective in the case of an Exchange for shares of Class A Common Stock as of the close of business on the Date of Exchange set forth below. The undersigned hereby acknowledges that the Exchange of Units shall include the automatic cancellation of an equal number of outstanding shares of Class B Common Stock beneficially owned by the undersigned. The undersigned hereby acknowledges that this Election of Exchange is revocable (without Public Co consent) only by a written notice of revocation delivered to Public Co at least ten (10) business days prior to the Date of Exchange.

Legal Name of Member:

Address of Member:

Number of Units to be Exchanged:

Number of Shares of Class B Common Stock to be Cancelled (which must be the same number as the “Number of Units to be Exchanged”:

Resulting Number of Class A Units to be Exchanged (following conversion, if applicable):

Date of Exchange:

Cash Exchange Payment instructions:

The undersigned hereby represents and warrants that: (i)(A) in the event that the undersigned is not a natural person, the undersigned has requisite corporate or other entity power and authority to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder or, (B) in the event that the undersigned is a natural person, the undersigned has the authority and legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the undersigned has good and marketable title to its Units that are subject to this Election of Exchange, and such Units are being transferred to Company or the Public Co Member, as applicable, free and clear of any pledge, lien, security interest, right of first refusal or other encumbrance; and (iv) no consent, approval, authorization, order, registration or qualification of, or any notice to or filing with, any third party or any court or governmental agency or body having jurisdiction over the undersigned or the Units subject to this Election of Exchange is required to be obtained or made by the undersigned for the transfer of such Units.

The undersigned hereby irrevocably constitutes and appoints any officer of the Company or the Public Co Member, as applicable, as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, solely to do any and all things and to take any and all actions necessary to effect the Exchange elected hereby, including to transfer to Company or the Public Co Member, as applicable, the Units subject to this Election of Exchange and to deliver to the undersigned the cash or the shares of Class A Common Stock to be delivered in Exchange therefor.

IN WITNESS WHEREOF the undersigned has caused this Election of Exchange to be executed and delivered as of the date set forth below.

The undersigned’s name:
(Print or type)
By:
(Signature)
Its:
(Name and title of authorized representative, if applicable)
Dated: